Exhibit 99.1

Red Robin Announces Termination of SEC Investigation

Greenwood Village, CO — (BUSINESS WIRE) — June 4, 2007 — On February 2, 2006, Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) announced an investigation by the Securities and Exchange Commission (SEC). On June 4, 2007, the staff of the Denver Regional Office of the Securities and Exchange Commission notified the Company that the investigation has been terminated as to Red Robin and no enforcement action has been recommended to the Commission.

About Red Robin Gourmet Burgers, Inc.

Red Robin Gourmet Burgers, Inc., (www.redrobin.com), founded in 1969, is a casual dining restaurant chain that serves up wholesome, fun, feel-good experiences in a family-friendly environment. Red Robin® restaurants are famous for serving more than 22 high-quality gourmet burgers in a variety of recipes with Bottomless Steak Fries®, as well as salads, soups, appetizers, entrees, desserts, and signature Mad Mixology® Beverages. There are more than 360 Red Robin® restaurants located across the United States and Canada, which include both corporate-owned locations and those operating under franchise or license agreements.

For further information contact:

Don Duffy/Raphael Gross of ICR

203-682-8200